PRELIMINARY EMPLOYMENT AGREEMENT

The Preliminary Employment Agreement is entered into as of June 25, 2007 between Elaine Zhao (“Zhao”), and Biostar Pharmaceuticals Inc. (the ‘Company”). Zhao hereby agrees to serve as Chief Financial Officer of Biostar Pharmaceutical, Inc., for an initial period of two years. The annual compensation, paid quarterly at the beginning of each quarter, shall be US$45,000.

Specific responsibilities shall include:

1.	Review of the historical accounting records
2.	Implementation of appropriate internal financial controls.
3.	Interacting with the Company’s internal accounting staff
4.	Liaison with the Company’s auditors and securities attorney regarding filing and reporting requirements
5.	Preparation of consolidated financial statements including footnotes
6.	Preparation of MD&A for inclusion in SEC filings
7.	Preparation as may be required of forecasts and budgets.
8.	Signing off on financial statements and regulatory filings
9.	Maintaining the books and records and the US bank account(s) for the parent company
10	. Meeting with company management and visits to the Company’s facilities as may be required
11	. Participation at investor meetings and conferences as may be required
12.	Taking phone calls from the financial community and investors
13.	Other activities appropriate to the responsibilities of being the chief financial officer
14.	The preparation and filing of any appropriate state and Federal withholding and tax filings.

Zhao and the Company agree that the performance, compensation and time commitment by Zhao shall be reviewed quarterly, and appropriate adjustments shall be made thereof, subject to parties’ written agreement.

Zhao shall be treated as an employee of the company, and appropriate deductions for Federal and State Withholding, and FICA shall be made.

Zhao shall be entitled to reimbursement for appropriate business expenses, as well as travel and related expenses.

This Preliminary Employment Agreement shall be in force until such time as a formal Employment Agreement is entered into by Zhao and the Company, and will be subject by termination by either party providing the other party four weeks written notice.

Agreed to:
Elaine Zhao

/s Eliane Zaho	Date: June 25, 2007
Biostar Pharmaceuticals Inc.

/s/ : Ronghua Wang	Date: June 25, 2007
Title: President & CEO